SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 1, 2022

Date of Report

May 26, 2022

(Date of earliest event reported)

TransAct Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-139746	98-0515445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 E Sunset Dr, STE 145 - 367 Bellingham, WA 98226 United States

(Address of principal executive offices, including zip code)

+1 360 510 0752

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

This current report and its exhibit may include forward-looking statements. TransAct Energy Corp based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. Forward-looking statements are subject to various risks and uncertainties that may be outside the control of TransAct Energy Corp. TransAct Energy Corp. has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with TransAct Energy Corp. Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Karie Elsasser and Tina Vanderheyden as of May 26, 2022, resigned in their capacity as Directors of TransAct Energy Corp effective as of May 26, 2022 in order to pursue other endeavors. We thank both for their support and dedication to TransAct Energy over the past few years.

Neither party will be replaced immediately as we prepare to restructure and recruit a new Board of Directors in keeping with our Vision, Mission and Purpose statements. The new Board will work with Management to fulfill our plan to disseminate globally our sustainable manufacturing facilities.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSACT ENERGY CORP.

Date:  June 1, 2022

By: /s/ Roderick C. Bartlett

Roderick C. Bartlett

President and Chief Executive Officer